Exhibit 99.1

Astra Space, Inc. Files Definitive Information Statement

Alameda, California — June 5, 2024 — Astra Space, Inc. (“Astra” or the “Company”) (Nasdaq: ASTR) announced today that it has filed its definitive Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 describing the Agreement and Plan of Merger (as amended or otherwise modified in accordance with its terms, the “Merger Agreement,” and such merger transaction, the “Merger”), dated as of March 7, 2024, by and among Apogee Parent Inc., a Delaware corporation (“Parent”), Apogee Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, a copy of which is attached to the Information Statement. If the Merger is completed, the Company’s Class A common stock will be delisted from Nasdaq and deregistered under the Exchange Act. Stockholders are encouraged to carefully review the definitive Information Statement for important information about the Merger and how it may impact holders of the Company’s Class A common stock.

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About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch services, and one of the industry’s leading flight-proven electric propulsion systems for satellites, the Astra Spacecraft Engine. Visit astra.com to learn more about Astra.

Safe Harbor

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) our failure to meet projected development and delivery targets, including as a result of the decisions of governmental authorities or other third parties not within our control or delays associated with our move-in to our new production facility; (ii) changes in applicable laws or regulations; (iii) the ability of the Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors and (vi) other risks and uncertainties described discussed from time to time in other reports and other public filings with the Securities and Exchange Commission, including our registration statements, annual reports and quarterly reports.

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com